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                       [Letterhead of The Boeing Company]

                                                                     EXHIBIT 5.1



                                 July 30, 1997




The Boeing Company
7755 East Marginal Way South
Seattle, Washington  98108

RE:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen and Ladies:

As Corporate Counsel of The Boeing Company (the "Company"), I have acted as counsel in connection with the Registration Statement on Form S-8 which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to two million shares of common stock, $5.00 par value, of the Company (the "Shares"). The Shares may be issued pursuant to the following:

   Employee Savings Plan of McDonnell Douglas Corporation - Salaried Plan

   Employee Savings Plan of McDonnell Douglas Corporation - Component Plan

   Employee Thrift Plan of McDonnell Douglas Corporation - Subsidiary Plan

   Employee Thrift Plan of McDonnell Douglas Corporation - Hourly Plan

   Employee Investment Plan of McDonnell Douglas Corporation - Hourly East Plan

   Employee Investment Plan of McDonnell Douglas Corporation - Hourly West Plan

(together, the "Plans").

I have examined the Registration Statement and a copy of the Restated Certificate of Incorporation of the Company and any amendments thereto to date, a copy of the By-Laws of the Company as amended to date, and such resolutions of the Board of Directors of the Company and other documentation as I have deemed necessary for the purpose of this opinion.

Based upon and subject to the foregoing, I am of the opinion that the Shares that may be issued by the Company pursuant to the Plans, upon the due execution by the Company and registration by its registrar of the Shares and the issuance thereof by the Company in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                 Cordially,


                                 /s/ HEATHER HOWARD
                                 -------------------------------
                                 Heather Howard
                                 Corporate Secretary and Corporate Counsel